     As filed with the Securities and Exchange Commission on March 6, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          PIMCO ADVISORS HOLDINGS L.P.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                               13-3412614
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              -------------------

                       800 NEWPORT CENTER DRIVE, SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 717-7022

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                KENNETH M. POOVEY
                   CHIEF OPERATING OFFICER AND GENERAL COUNSEL
                       800 NEWPORT CENTER DRIVE, SUITE 100
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 717-7022

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                    COPY TO:

                                DAVID C. FLATTUM
                                LATHAM & WATKINS
                              650 TOWN CENTER DRIVE
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 540-1235

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
             As soon as practicable after the effective date of this
                            Registration Statement.

                              -------------------

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                  AMOUNT TO          PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF SECURITIES               BE             OFFERING PRICE PER        AGGREGATE        REGISTRATION
     TO BE REGISTERED            REGISTERED               UNIT (1)        OFFERING PRICE (1)        FEE
-------------------------------------------------------------------------------------------------------------
Limited Partner Units              93,854                 $34.50             $3,237,963            $956
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                              -------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
   AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
     STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
       SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE
        COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

P R O S P E C T U S

                          PIMCO ADVISORS HOLDINGS L.P.

               UP TO 93,854 UNITS OF LIMITED PARTNERSHIP INTEREST

                              -------------------


        This prospectus relates to the public offer and sale of up to 93,854 units of limited partnership interest (the "Units") in PIMCO Advisors Holdings L.P., a Delaware limited partnership ("Holdings"), which may be offered and sold by certain holders of 6% Senior Notes due December 1, 2037 (the "Notes") of Oppenheimer Group, Inc. ("Opgroup") which are exchangeable, at the option of the holder, for Units. The right to exchange the Notes for Units was received by the selling securityholders in connection with the acquisition of Opgroup by PIMCO Advisors L.P. ("PIMCO Advisors") on November 4, 1997.

        Holdings will not receive any of the proceeds from the Units being sold by the selling securityholders, other than the Notes to be received in exchange for the Units. See "Selling Securityholders." The Units are listed on the New York Stock Exchange under the symbol "PA." On February 25, 1998, the last reported sales price of the Units on the New York Stock Exchange was $34.50 per unit.

                              -------------------


                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                NOR ANY STATE SECURITIES COMMISSION HAS APPROVED
                OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
                   IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              -------------------

                 THE DATE OF THIS PROSPECTUS IS         , 1998

                                 THE PARTNERSHIP

        Holdings is a holding company, which, as its sole business, owns approximately 46 million general partner units in PIMCO Advisors, representing a 43% equity interest in PIMCO Advisors. PIMCO Advisors is one of the nation's largest investment management firms with approximately $199 billion of assets under management at December 31, 1997. PIMCO Advisors offers a broad range of investment management services and styles to institutional and retail investors, combining the fixed income oriented Pacific Investment Management, the equity oriented Oppenheimer Capital and a proprietary family of mutual funds. PIMCO Advisors provides investment management services primarily to (i) large institutional clients through separate accounts, (ii) smaller institutional clients and financial intermediaries through the institutional share classes of PIMCO Advisors' proprietary mutual funds and (iii) retail investors through the retail share classes of PIMCO Advisors' proprietary mutual funds, which are sold principally through broker-dealers. PIMCO Partners, G.P. is the sole general partner of Holdings and is the controlling general partner of PIMCO Advisors.

        Holdings' business results from the November 30, 1997 merger of Oppenheimer Capital with a subsidiary of PIMCO Advisors. Prior to the merger, Holdings' only asset was a 67.6% interest in Oppenheimer Capital. On November 4, 1997, PIMCO Advisors acquired from Opgroup the general partner interest in Holdings and a 32.4% interest in Oppenheimer Capital. In the November 30, 1997 merger, PIMCO Advisors acquired from Holdings the remaining 67.6% general partner interest in Oppenheimer Capital, as a result of which Oppenheimer Capital became a wholly-owned subsidiary of PIMCO Advisors and Holdings received
26.1 million PIMCO Advisors units of general partner interest, representing an approximately 23.9% interest in PIMCO Advisors. As a result of the merger, Holdings' sole business became that of holding an interest in PIMCO Advisors. In connection with the merger, Holdings effected a 1.67-for-one split of the Units, such that each outstanding Unit represented an indirect economic interest in a single PIMCO Advisors unit. Subsequently, on December 31, 1997, the public ownership of PIMCO Advisors was combined with that of Holdings through a transaction in which the limited partner units in PIMCO Advisors held by the public were contributed to Holdings in exchange for an equal number of Units. Since this transaction, each Unit continued to represent an indirect economic interest in a single PIMCO Advisors unit.

        Holdings' principal offices are located at 800 Newport Center Drive, Suite 100, Newport Beach, California 92660. Holdings' telephone number is (714) 717-7022.


                                 USE OF PROCEEDS

        All net proceeds from the sale of the Units will go to the selling securityholders who offer and sell their Units. Holdings will not receive any of the proceeds from the sale of the Units, other than the Notes to be received by Holdings in exchange for the Units.

                             SELLING SECURITYHOLDERS

        The following table sets forth certain information as of the date of this prospectus with respect to the beneficial ownership of the Units by the selling securityholders.

        The Units to be sold by the selling securityholders will be received by them upon the exercise by the selling securityholders of the right to exchange their Notes for Units. The Notes were issued by Opgroup to the selling securityholders or their predecessors in interest immediately prior to the acquisition of Opgroup by PIMCO Advisors on November 4, 1997. As partial consideration for the acquisition of Opgroup, PIMCO Advisors granted to holders of the Notes the right to exchange the Notes for limited partner interests in PIMCO Advisors at a rate of $33 1/3 per unit, at any time, at the option of the holder. In connection with the November 30, 1997 acquisition by PIMCO Advisors of Oppenheimer Capital, Holdings assumed PIMCO Advisors' exchange obligations to the holders of the Notes. As a result, holders of the Notes have the right to exchange the Notes for Units rather than for limited partner interests in PIMCO Advisors.

        Holdings will not receive any of the proceeds from the Units being sold by the selling securityholders, other than the Notes to be received by Holdings in exchange for the Units. None of the selling securityholders has had any material relationship with Holdings or any of its affiliates within the last three years.

                                                     Percentage of
                                 Number of Units      Outstanding                   Units Owned
                                   Owned Prior           Units           Units         After
Selling Securityholder            to Offering(1)  Prior to Offering  Being Offered    Offering
----------------------            --------------  ----------------   -------------    --------
Libra Investments, Inc.                13,427            *             9,128          4,299
11766 Wilshire Blvd., Suite 870
Los Angeles, California  90025

American Fire & Casualty Company       16,331            *            11,102          5,229
136 North Third Street
Hamilton, Ohio  45025

West American Insurance Company        76,213            *            51,809          24,404
136 North Third Street
Hamilton, Ohio  45025

William Bauch                             647            *               485           162
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Christie Burton                         1,400            *             1,050           350
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Gerald Chasin                           1,428            *             1,071           357
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

                                                     Percentage of
                                 Number of Units      Outstanding                   Units Owned
                                   Owned Prior           Units           Units         After
Selling Securityholder            to Offering(1)  Prior to Offering  Being Offered    Offering
----------------------            --------------  -----------------  -------------    --------
Thomas Killilea                         3,103            *             2,327           776
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Keith Kretschmer                        3,510            *             2,632           878
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Andrew Lanyi                            6,787            *             5,089          1,698
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Alan Leiderman                            648            *               486           162
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New  York 10281

Adrian Merryman                         1,295            *               971           324
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Carl Mito                               1,462            *             1,096           366
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Marypat Mullholland                       647            *               485           162
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Judith Putterman                          647            *               485           162
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Ibram Shalam                              647            *               485           162
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

Allen Tesche                              679            *               509           170
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

                                                          Percentage of
                                      Number of Units      Outstanding                   Units Owned
                                        Owned Prior           Units           Units         After
Selling Securityholder                 to Offering(1)  Prior to Offering  Being Offered    Offering
----------------------                 --------------  -----------------  -------------    --------
Jan Vilhelmsen                              1,259              *                 944           315
CIBC Oppenheimer Tower
One World Financial Center
200 Liberty Street
New York, New York 10281

New Read Associates                         5,443              *               3,700         1,743
c/o Bank of America Trust Securities
Processing, 23rd Floor
333 South Beaudry Avenue
Los Angeles, California 90017

        If necessary, Holdings will include other required information about any of the selling securityholders in a prospectus supplement.

--------------------------
*       less than one percent

(1) Based on information provided by the selling securityholders. Includes Units to be issued upon the exercise of the right to exchange the Notes for Units. Except pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect all such Units owned.

                              PLAN OF DISTRIBUTION

        The Units covered by this prospectus may be offered and sold at various times by the selling securityholders. The selling securityholders will act independently of Holdings in making decisions with respect to the Units being offered hereby and may offer their Units in one or more of the following transactions:

        -      on the New York Stock Exchange;

        -      in the over-the-counter market;

        - in transactions other than on such exchange or in the over-the-counter market;

        -      in brokerage transactions;

        -      in privately negotiated transactions;

        -      in connection with short sales of the Units;

        -      by pledge to secure debts and other obligations;

        - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

        -      in a combination of any of the above transactions.

        The selling securityholders may sell their Units at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

        The selling securityholders may use broker-dealers to sell their Units. If this happens, broker-dealers will either receive discounts or commissions from the selling securityholders, or they will receive commissions from purchasers of Units for whom they acted as agents. The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the Units offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which case any commissions or discounts received by such broker-dealers, agents or underwriters and any profit on the resale of the Units offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                             AVAILABLE INFORMATION

        Holdings files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings for Holdings and PIMCO Advisors are also available to the public from the SEC's Website at "http://www.sec.gov."

        The SEC allows Holdings to "incorporate by reference" the information it files with them, which means that Holdings can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that Holdings files later with the SEC will automatically update and supersede this information.

        Holdings incorporates by reference the documents listed below and any future filings it will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: Holdings' Annual Report on Form 10-K for the fiscal year ended April 30, 1997; Holdings' Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1997 and October 31, 1997; Holdings' Current Reports on Form 8-K filed by Holdings with the SEC on December 12, 1997 and December 19, 1997; Holdings' Current Report on Form 8-K and related Form 8-K/A, filed by Holdings with the SEC on November 6, 1997 and November 20, 1997, respectively; the initial description of the Units contained in Holdings' Registration Statement on Form 8-A filed with the SEC on June 24, 1987, including any amendment or report filed for the purpose of updating such description, Holdings' Registration Statement on Form S-1 (No. 333-39585); PIMCO Advisors' Annual Report on Form 10-K for the year ended December 31, 1996; PIMCO Advisors' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; PIMCO Advisors' Current Reports on Form 8-K, filed by PIMCO Advisors with the SEC on February 18, 1997, July 23, 1997 and December 19, 1997; and PIMCO Advisors' Current Report on Form 8-K and related Form 8-K/A, filed by PIMCO Advisors with the SEC on November 6, 1997 and November 20, 1997, respectively.

        You may request a copy of these filings, at no cost, by writing or telephoning Holdings at the following address:

                             PIMCO Advisors Holdings L.P.
                             800 Newport Center Drive, Suite 100
                             Newport Beach, California 92660
                             Attention: Secretary
                             Telephone number (714) 717-7022

        This prospectus is part of a registration statement Holdings filed with the SEC. You should rely only on the information or representations provided in this prospectus. Holdings has authorized no one to provide you with different information. Holdings is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     EXPERTS

        The consolidated financial statements of PIMCO Advisors incorporated in this prospectus by reference to PIMCO Advisors' Annual Report on Form 10-K for the year ended December 31, 1996 and the consolidated financial statements of Holdings (formerly Oppenheimer Capital, L.P.) incorporated in the prospectus by reference to Holdings' Annual Report on Form 10-K for the fiscal year ended April 30, 1997 have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of PIMCO Advisors incorporated in this prospectus by reference to PIMCO Advisors' Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance on the reports of such firm, given on their authority as experts in auditing and accounting.

                                 LEGAL OPINIONS

        For the purpose of this offering, Kenneth M. Poovey, Holdings' Chief Operating Officer and General Counsel, is giving his opinion on the validity of the Units. Mr. Poovey, individually and with members of his family owns, has options to purchase or has other interests in, the Units.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by Holdings in connection with the issuance and distribution of the securities being registered (all amounts are estimated except the SEC registration fee):

     SEC Registration Fee................  $   956
     Legal Fees and expenses.............   10,000
     Miscellaneous.......................    5,000
                                           -------
          TOTAL..........................  $15,956
                                           =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement.

        Under the Holdings Partnership Agreement, the general partner of Holdings, its affiliates and all officers, directors, partners, agents and employees of the general partner and its affiliates will not be liable to Holdings or to any Unitholders for any actions or inactions of the general partner or such other persons if such action or inaction did not constitute actual fraud, gross negligence or willful or wanton misconduct. Holdings will indemnify the general partner and such persons and entities against all losses or liabilities, costs and expenses (including legal fees and expenses) incurred by the general partner or any such persons or entities arising from their conduct whenever such course of conduct does not constitute actual fraud, gross negligence or willful or wanton misconduct.

        In regards to PIMCO Advisors, certain executive officers of PIMCO Advisors and directors and officers of Thomson Advisory Group, Inc., the former general partner of PIMCO Advisors ("TAG"), and Thomson Investor Services, Inc. ("TIS") are parties to indemnification agreements with PIMCO Advisors pursuant to which PIMCO Advisors has agreed, to the fullest extent permitted by law, to indemnify such persons from and against, among other things, all losses, claims, liabilities, expenses and other amounts arising from any and all claims, actions or proceedings in which any such person may be involved by reason of his or her status as an officer of PIMCO Advisors or in connection with such person's services to TAG and TIS.

        The Amended and Restated Agreement of Limited Partnership of PIMCO Advisors (the "PIMCO Advisors Partnership Agreement") provides that each officer and director of PIMCO Advisors shall be indemnified by PIMCO Advisors against any and all losses, claims, damages, liability and expense arising from any proceeding in which any such director or officer may be involved by reason of his or her status and further shall be advanced expenses in defending any such proceeding to the fullest extent permitted by law. PIMCO Advisors will not be permitted to change the indemnification provisions of the PIMCO Advisors Partnership Agreement for at least six years following the 1994 consolidation of the businesses of TAG and the investment management businesses owned by Pacific Asset Management LLC, formerly Pacific Financial Asset Management Corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant or PIMCO Partners, G.P. ("PGP") (as the general partner of Holdings and the managing general partner of PIMCO Advisors) pursuant to the foregoing provisions, the Registrant and PGP have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)    Exhibits.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.1   Form certificate of Limited Partnership Units (Incorporated by reference to Exhibit 3.2 of Holdings' Registration Statement Number
         33-3954 on Form S-3)
   5.1   Opinion and consent of Kenneth M. Poovey regarding the validity of the units being registered
  23.1   Consent of Kenneth M. Poovey (included as part of Exhibit 5.1)
  23.2   Consent of Price Waterhouse LLP
  23.3   Consent of Price Waterhouse LLP
  23.4   Consent of Deloitte & Touche LLP


   All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 17. Undertakings

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Holdings certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California on the 27th day of February, 1998.

                                          PIMCO Advisors Holdings L.P.


                                          /s/ WILLIAM D. CVENGROS
                                          -----------------------------
                                          William D. Cvengros
                                          President and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints William D. Cvengros and Robert M. Fitzgerald as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any Registration Statement pursuant to Rule 462(b)) to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                                Date
          ---------                                 -----                                ----
/s/ WILLIAM D. CVENGROS               President and Chief Executive Officer,      February 27, 1998
--------------------------------      Board Member  (Principal Executive
 William D. Cvengros                  Officer)


/s/ ROBERT M. FITZGERALD              Senior Vice President, Chief Financial      February 27, 1998
--------------------------------      Officer, Board Member (Principal
 Robert M. Fitzgerald                 Financial and Accounting Officer)


/s/ KENNETH M. POOVEY                 Chief Operating Officer, General Counsel,   February 27, 1998
--------------------------------      Board Member
 Kenneth M. Poovey

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.1   Form certificate of Limited Partnership Units (Incorporated by reference to Exhibit 3.2 of Holdings' Registration Statement Number
         33-3954 on Form S-3)
   5.1   Opinion and consent of Kenneth M. Poovey regarding the validity of the units being registered
  23.1   Consent of Kenneth M. Poovey (included as part of Exhibit 5.1)
  23.2   Consent of Price Waterhouse LLP
  23.3   Consent of Price Waterhouse LLP
  23.4   Consent of Deloitte & Touche LLP